                              USE ACQUISITION CORP.

                                     BY-LAWS

                               ARTICLE I: OFFICES

Section 1.

     The  registered  office shall be in the City of  Wilmington,  County of New
Castle, State of Delaware.

Section 2.

     USE  Acquisition  Corp. (the  "Corporation")  may also have offices at such other  places  both  within and  without  the state of  Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 1.

     Meetings  of  stockholders  may be held at such time and  place,  within or without the State of  Delaware,  as shall be stated in the notice of the meeting or  in a  duly  executed  waiver  of  notice  thereof.  The  annual  meeting  of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.

     The annual meeting of  stockholders  for the purpose of electing  directors and for the  transaction  of such other business as may properly come before the meeting shall be held at such date and hour as shall be  determinedly  the board of directors or, in the absence of such determination,  on the third Thursday of the ninth month after the month end most nearly coinciding with the close of the fiscal year of the Corporation.

Section 3.

     Written  notice of the annual meeting  stating the place,  date and hour of the meeting shall be given to each stockholder  entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.

     The officer  who has charge of the stock  ledger of the  Corporation  shall prepare and make,  at least ten days before  every  meeting of  stockholders,  a complete list of the stockholders  entitled to vote at the meeting,  arranged in alphabetical order and showing the address of each stockholder and the number of shares  registered in the name of each  stockholder.  Such list shall be open to the  examination  of any  stockholder,  for any purpose  germane to the meeting, during ordinary  business hours,  for a period of at least ten days prior to the meeting,  either at a place  within  the city  where the  meeting is to be held, which  place  shall be  specified  in the notice of the  meeting,  or, if not so specified,  at the place where the meeting is to be held. The list shall also be produced  and kept open at the time and place of the  meeting  during  the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.

     Special meetings of the stockholders,  for any purpose or purposes,  unless
otherwise  prescribed  by  statute  or  by  the  Corporation's   Certificate  of
Incorporation, as amended (the "Certificate"),  may be called by the affirmative vote of a majority of the board of directors,  the President and shall be called by the President or Secretary at the request in writing of the holders of record of at least 50%of the aggregate voting power of all outstanding shares of either the  Corporation's  Class A Common Stock or Class B Common  Stock.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.

     Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or  purposes  for which the meeting is called,  shall be given not less than ten nor more than sixty days  before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 7.

     Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.

     The holders of a majority of the  Aggregate  Voting  Power of the shares of the capital stock issued and outstanding  and entitled to vote thereat,  present in person or represented by proxy,  shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate.  The "Aggregate  Voting Power" shall refer to the voting power of all outstanding shares of the Corporation's Class A Common Stock and the  Corporation's  Class B Common Stock  entitled to vote  generally in the election of Directors, acting together as a single class, with each share of the
Corporation's  Class A Common  Stock  entitled  to vote having one vote and each share  of the  Corporation's  Class B  Common  Stock  entitled  to  vote  having
0.296437937 votes. If, however,  such quorum shall not be present or represented at any meeting of the stockholders,  the stockholders  entitled to vote thereat, present in person or represented  by proxy,  shall have the power to adjourn the meeting  from  time to time,  without  notice  other  than  announcement  at the meeting,  until a quorum  shall be present  or  represented.  At such  adjourned meeting at which a quorum shall be present or  represented,  any business may be transacted  which  might  have been  transacted  at the  meeting  as  originally notified.  If the  adjournment  is for more than  thirty  days,  or if after the adjournment  a new record date is fixed for the adjourned  meeting,  a notice of the adjourned  meeting shall be given to each  stockholder of record entitled to vote at the meeting.

Section 9.

     Subject to the next paragraph, when a quorum is present at any meeting, the vote of the holders of a majority of the Aggregate Voting Power of the shares of the capital stock having voting power present in person or  represented by proxy shall decide any question  brought  before such meeting,  unless the question is one  upon  which,  by  provision  of  applicable  law or of the  Certificate,  a different vote is required in which case such express provision shall govern and control the decision of such question.

     Notwithstanding  any other provision of these By-laws to the contrary,  the approval of 50% of the  outstanding  shares of each of the Class A Common  Stock and the Class B Common  Stock,  with each voting as a separate  class,  shall be required  before the  Corporation  shall take any of the following  actions (the
"Extraordinary Actions"):

1.   Demand additional capital from the its stockholders

2.   Borrow money or guarantee the obligations of any Person not in the ordinary course of  business,  or mortgage,  pledge or grant a security  interest in assets not in the ordinary course of business,  in any one transaction or a series of related transactions.

3.   Enter into a  transaction  or  agreement  with an  Affiliate  of any of its stockholders  other  than as  specifically  set forth in the  Stockholders'
     Agreement  dated as of November 28, 2000, by and among U.S. Energy Systems,
     Inc. and Cinergy Energy Systems,  Inc.  (together,  the "Stockholders") and the Corporation not in the ordinary course of business.

4.   Make unbudgeted acquisitions not in the ordinary course of business.

5.   Dispose of assets not in the ordinary course of business.

6.   Enter  into any  contract  not in the  ordinary  course of  business  which requires unbudgeted expenditures, commitments or liabilities.

7.   Amend the By-Laws or Certificate of the Corporation.

8.   Authorize or issue any additional shares of the Corporation's  common stock or other equity  interests of the  Corporation  or any option or warrant to purchase such equity interests.

9.   Engage in a business  activity  other than the  development,  ownership and operation of landfill gas fueled energy  projects,  and related  activities
     (the "Business").

10.  Commence the process of dissolution,  liquidation,  insolvency or voluntary bankruptcy.

11.  Approve any merger or consolidation of the Corporation.

12.  Form any subsidiary.

13.  Amend or modify any credit  agreement  or  implement  any change in capital structure not in the ordinary course of business.

14.  Commence  or settle any  litigation  that  involves  an amount in excess of
     $100,000.

15.  Engage or terminate principal auditors or attorneys of the Corporation.

16.  Obtain  approval for any Corporation  budget and any material  expenditures that deviate from the  Corporation's  budget during any Probation Period. A
     "Probation  Period" is any period  that  commences  when the  Corporation's financial  results,  as reflected in an annual audited financial  statement for the Corporation, differ materially adversely from the Corporation's pro forma projections and terminates when the  Corporation's  financial results are no longer below the thresholds in such projections.

17.  Such other matters as the Stockholders or their designated  Directors shall by mutual consent determine as being appropriate.

Section 10.

     At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy  executed in writing by the  stockholder or his duly authorized attorney-in-fact, each share of the capital stock having voting power held by such  stockholder in accordance with the provisions of the  Certificate, but no proxy  shall be voted or acted  upon  after  three  years  from its date, unless the proxy provides for a longer period.

Section 11.

     Any  action  required  to be taken at any  annual  or  special  meeting  of stockholders of the Corporation,  or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior  notice and  without a vote,  if a consent in writing,  setting  forth the action so taken, shall be signed by stockholders  representing not less than the minimum  number of votes  that  would be  necessary  to  authorize  or take such actions at a meeting at which all shares  entitled to vote  thereon were present and voted.  Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

Section 12.

     At all meetings of  stockholders,  the  chairman of the meeting  shall have absolute authority over matters of procedure,  and there shall be no appeal from the ruling of the chairman.

Section 13.

     Attendance of a  stockholder,  in person or by proxy,  at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder,  in person or by proxy,  attends a meeting for the express  purpose of  objecting to the  transaction of any business  because the meeting is not lawfully  called or convened.

                             ARTICLE III : DIRECTORS

Section 1.

     The  number  of  directors  which  shall  constitute  the  entire  Board of
Directors  shall be a multiple  of 5, and shall not be less than 5 nor more than
15 and shall be  determined by the Board or the  stockholders  from time to time provided,  however,  that the Board shall not reduce the number of  directors if such reduction would reduce the term of any director.  Directors shall have such qualifications  as may be prescribed  by these  by-laws.  Directors  need not be stockholders or citizens of the United States of America.

Section 2.

     Vacancies in the board of directors for any reason,  including by reason of an increase in the authorized number of directors,  shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the  directors  then in office,  though less than a quorum,  or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall  qualify,  unless sooner  displaced.  If there are no directors  in office,  then an election of  directors  may be held in the manner provided by statute.

Section 3.

     (a) The property and business of the  Corporation  shall be controlled  and managed  in  accordance  with  the  terms  of the  Certificate  by its  board of directors  which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the  Certificate  or by these by-laws directed or required to be exercised or done by the stockholders.

     (b)  Notwithstanding  any other provision of these by-laws to the contrary, the Directors shall not,  without the approval of 50% of the outstanding  shares of each of the Corporation's Class A Common Stock and Class B Common Stock, take any of the Extraordinary Actions

                       Meetings of the Board of Directors

Section 4.

     The board of directors of the Corporation,  or any committees thereof,  may hold meetings,  both regular and special,  either within or without the State of
Delaware.

Section 5.

     A regular annual meeting of the board of directors, including newly elected directors,  shall be held immediately  after each annual meeting of stockholders at the place of such stockholders' meeting, and no notice of such meeting to the directors  shall be  necessary  in order  legally  to  constitute  the  meeting, provided a quorum shall be present. If such meeting is held at any other time or place,  notice  thereof  must be given or waived  as  hereinafter  provided  for special meetings of the board of directors.

Section 6.

     Additional regular meetings of the board of directors shall be held on such dates  and at such  times  and at such  places  as  shall  from  time to time be determined by the board of directors.

Section 7.

     The  President  of the  Corporation  and the  Secretary  may call a special meeting of the board of directors at any time by giving  notice,  specifying the business to be transacted at and the purpose or purposes of the meeting, to each member of the board at least twenty-four (24) hours before the time appointed.

Section 8.

     At all  meetings  of the board a majority  of the full  board of  directors shall  constitute  a quorum for the  transaction  of  business  and the act of a majority  of the  directors  present at any  meeting at which  there is a quorum shall  be  the  act  of the  board  of  directors,  except  as may be  otherwise specifically  provided by statute, the Certificate or these by-laws. If a quorum shall not be present at any  meeting of the board of  directors,  the  directors present thereat may adjourn the meeting from time to time,  without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.

     Any action required or permitted to be taken at any meeting of the board of directors  or of any  committee  thereof  may be taken  without a meeting if all members  of the  board or  committee,  as the case may be,  consent  thereto  in writing,  setting  forth the action so taken,  and the writing or  writings  are filed with the minutes of proceedings of the board or committee.

Section 10.

     Unless otherwise restricted by the Certificate or these by-laws, members of the board of directors,  or any committee thereof,  may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar  communications  equipment  whereby  all  persons  participating  in the meeting  can  hear  each  other,  and  such  participation  in a  meeting  shall constitute presence in person at the meeting.

                             Committees of Directors

Section 11.

     Designation of Committees. The board of directors may, by resolution passed by a  majority  of the  whole  board,  designate  one or more  committees,  each committee  to consist of one or more of the  directors of the  Corporation.  The board of directors may designate one or more  directors as alternate  members of any committee,  who may replace any absent or disqualified member at any meeting of the committee.

Section 12.

     Vacancies.  In the absence or  disqualification of a member of a committee, the member or members thereof present at any meeting and not  disqualified  from voting,  whether or not he or they constitute a quorum, may unanimously  appoint another  member of the board of  directors to act at the meeting in the place of any such absent or disqualified member.

Section 13.

     Powers. Any such committee, to the extent provided in the resolution of the board of directors,  shall have and may exercise all the powers and authority of the board of directors to the extent  provided by Section  141(c) of the General
Corporation  Law of the State of Delaware as it exists now or may  hereafter  be amended.

Section 14.

     Each committee of the board of directors  shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            Compensation of Directors

Section 15.

     Unless otherwise  restricted by the Certificate or these by-laws, the board of directors shall have the authority to fix the compensation of directors.  All directors may be paid their  expenses,  if any, of attendance at each meeting of the board of directors,  and  directors  who are not full-time  employees of the
Corporation  may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director.  No such payment shall preclude any director from serving the  Corporation  in any other  capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

                              Removal of Directors

Section 16.

     Any director, or the entire board of directors,  may be removed from office at any time  prior to the  expiration  of his term of  office,  with or  without cause,  only by the  affirmative  vote of the  holders of record of  outstanding shares  representing at least a majority of all of the Aggregate Voting Power of outstanding  shares of capital  stock of the  Corporation  then entitled to vote generally in the election of directors,  voting  together as a single class at a special  meeting of  stockholders  called  expressly for that purpose;  provided that,  any  director  may be removed  from office by the  affirmative  vote of a majority of the entire board of directors,  at any time prior to the  expiration of his term of office, as provided by law, in the event a director fails to meet the qualifications  stated in these by-laws for election as a director or in the event such director is in breach of any agreement  between such director and the
Corporation relating to such director's service as a director or employee of the
Corporation.

                          Indemnification of Directors

Section 17.

     The Corporation shall have the right to indemnify  directors,  officers and agents  of the  Corporation  to the  fullest  extent  permitted  by the  General
Corporation Law of Delaware and by the Certificate,  as both may be amended from time to time.

                               ARTICLE IV: NOTICES

Section 1.

     Whenever,  under the provisions of applicable law or of the  Certificate or of these by-laws, notice is required to be given to any director or stockholder, it shall be construed to mean written or printed notice given either  personally or by mail or wire addressed to such director or stockholder,  at his address as it appears on the  records of the  Corporation,  with  postage or other  charges thereon  prepaid,  and such notice  shall be deemed to be given at the time when the same shall be  deposited  in the United  States  mail or at the  appropriate office  for  transmission  by wire.  Notice  to  directors  may also be given by telephone.

Section 2.

     Whenever  any  notice  is  required  to be given  under the  provisions  of applicable law or of the  Certificate  or of these by-laws,  a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3.

     Attendance at a meeting shall  constitute a waiver of notice except where a director or stockholder  attends a meeting for the express  purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.

     Neither the business to be  transacted  at, nor the purpose of, any regular meeting of the board of  directors  need be specified in the notice or waiver of notice of such meeting.

                              ARTICLE V : OFFICERS
Section 1.

     The officers of the Corporation  shall be elected by the board of directors at its first meeting after each annual meeting of the  stockholders and shall be a President,  Chief Operating Officer, a Treasurer and a Secretary. The board of directors may also elect one or more Vice  Presidents  and one or more Assistant
Treasurers and Assistant  Secretaries.  Any number of offices may be held by the same person,  except that the offices of President  and  Secretary  shall not be held by the same person.  Vice Presidents may be given distinctive  designations such as Executive Vice President or Senior Vice President.

Section 2.

     The board of directors may elect such other officers and agents as it shall deem  necessary who shall hold their  offices for such terms and shall  exercise such powers and perform such duties as shall be determined  from time to time by the board of directors.

Section 3.

     The officers of the  Corporation  shall hold office until their  successors are  elected or  appointed  and qualify or until their  earlier  resignation  or removal.  Any officer  elected or  appointed  by the board of  directors  may be removed at any time with or without cause by the affirmative  vote of a majority of the whole  board of  directors.  Any vacancy  occurring  in any office of the
Corporation shall be filled by the board of directors.

                                  The President

Section 4.

     The  President  shall  be  responsible,  in  consultation  with  the  Chief
Operating  Officer,  for  corporate  policy and  strategy.  The Chief  Operating
Officer, the Vice-Presidents, if any, the Secretary and the Assistant Secretary,
if any, shall consult on all major decisions with, and shall report directly to, the  President  provided,  however,  that the  President  shall not exercise any powers,  rights,  functions or  responsibilities  of the Chief Operating Officer unless both offices are held by the same person.

                           The Chief Operating Officer

Section 5.

     Subject to the requirement  that the Chief  Operating  Officer consult with the  President on all major  decisions,  the Chief  Operating  Officer  shall be responsible  for: (i) supervising,  coordinating and managing the  Corporation's business, operations and activities,  operating expenses and capital allocation;
(ii) matters  relating to officers  (other than the President,  Chief  Operating
Officer the Vice Presidents,  if any, the Secretary and the Assistant Secretary,
if any) and  employees,  including,  without  limitation,  hiring,  terminating, changing  positions  and  allocation  of  responsibilities  of such officers and employees;  (iii)  substantially  all  of  the  powers,  rights,  functions  and responsibilities  typically exercised by a chief operating officer; and (iv) all officers (other than the President, Chief Operating Officer the Vice Presidents,
if any, the Secretary and the Assistant Secretary, if any) will report, directly or indirectly, to the Chief Operating Officer.

                                 Vice-Presidents

Section 6.

     The  Vice-Presidents  shall have such powers and perform such duties as may from  time to time  be  assigned  to them  by the  board  of  directors,  or the
President.

                    The Secretary and the Assistant Secretary

Section 7.

     The  Secretary  shall attend all meetings of the board of directors and all meetings of the  stockholders  and record all the proceedings of the meetings of the  Corporation  and of the  board of  directors  in a book to be kept for that purpose and shall  perform like duties for the standing  committees of the board of directors when required.  He shall give, or cause to be given,  notice of all meetings of the stockholders and special meetings of the board of directors, and shall  perform such other duties as may be  prescribed by the board of directors or the President,  and he shall be under the  supervision  of the President.  He shall  have  custody  of the  corporate  seal of the  Corporation  and he, or an
Assistant  Secretary,  shall have  authority to affix the same to any instrument requiring it and when so affixed,  it may be attested by his signature or by the signature of such Assistant  Secretary.  The board of directors may give general authority  to any  other  officer  to affix the seal of the  Corporation  and to attest the affixing by his signature.

Section 8.

     The Assistant Secretary,  if any shall be elected, or if there be more than one, the Assistant Secretaries in the order determined by the Board of directors
(or if there be no such  determination,  then in the  order of their  election), shall,  in the  absence of the  Secretary  or in the event of his  inability  or refusal to act,  perform the duties and exercise the powers of the Secretary and shall have such other  powers and perform  such other duties as may from time to time be assigned to them by the board of directors or the President.

                   The Treasurer and the Assistant Treasurers

Section 9.

     The Treasurer,  under the supervision of the Chief Operating Officer, shall have charge of the corporate  funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the  Corporation  and shall deposit all moneys and other valuable  effects in the name and to the credit of the  Corporation  in such  depositaries  as may be designated by or at the direction of the board of directors.

Section 10.

     The  Treasurer  shall  disburse or cause to be  disbursed  the funds of the
Corporation  as may be ordered  by or at the  direction  of the Chief  Operating
Officer  or  the  board  of   directors,   taking   proper   vouchers  for  such
disbursements,  and subject to the supervision of the Chief  Operating  Officer, shall render to the board of directors,  when they or either of them so require, an account of his  transactions  as Treasurer and of the financial  condition of the Corporation.

Section 11.

     If  required  by the  board of  directors,  the  Treasurer  shall  give the
Corporation  a bond in such sum and with  such  surety or  sureties  as shall be satisfactory  to the board of  directors  for the  faithful  performance  of the duties of his office and for the restoration to the Corporation,  in case of his death,  resignation,  retirement or removal from office,  of all books,  papers, vouchers,  money and other  property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12.

     The Assistant Treasurer, if any shall be elected, or if there shall be more than one,  the  Assistant  Treasurers  in the order  determined  by the board of directors  (or if there  be no such  determination,  then in the  order of their election),  shall,  in the  absence  of the  Treasurer  or in the  event  of his inability  or refusal to act,  perform the duties and exercise the powers of the
Treasurer  and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors.

                                 Other Officers

Section 13.

     In addition to the  corporate  officers  elected by the board of  directors pursuant to this Article V, the President and Chief Operating  Officer may, from time to time,  appoint one or more other persons as appointed officers who shall not be deemed to be corporate  officers,  but may,  respectively,  be designated with  such  titles  as  the  President  or  Chief  Operating  Officer  may  deem appropriate.  The President and Chief Operating Officer may prescribe the powers to be exercised and the duties to be performed by each such  appointed  officer, may designate the term for which each such  appointment  is made,  and may, from time to time,  terminate any or all of such appointments.  Such appointments and termination of appointments shall be reported to the board of directors.

                        ARTICLE VI: CERTIFCATES OF STOCK

Section 1.

     Every  holder  of  shares  of  capital  stock in the  Corporation  shall be entitled  to have a  certificate  sealed  with the seal of the  Corporation  and signed  by,  or in the  name of the  Corporation  by,  the  President  or  Chief
Operating  Officer  and  by  the  Treasurer  or an  Assistant  Treasurer  or the
Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.  If the Corporation  shall be authorized to issue more than one class of stock or more than one series of any class,  the designations, preferences and relative, participating, optional or other special rights  of each  class  of  stock  or  series  thereof  and the  qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in  full  or  summarized  on the  face or  back  of the  certificate  which  the
Corporation  shall issue to  represent  such class or series of stock,  provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there maybe set forth on the face or back of the certificate  which the Corporation  shall issue to represent such class or series of stock,  a statement  that the  Corporation  will furnish without charge to each stockholder who so requests the designations, preferences and relative,  participating,  optional or other special rights of each class of stock or series thereof and the  qualifications,  limitations or restrictions of such preferences and/or rights.

Section 2.

     Any or all of the signatures on the certificate  may be facsimile.  In case any  officer,  transfer  agent or  registrar  who has signed or whose  facsimile signature  has been  placed  upon a  certificate  shall  have  ceased to be such officer,  transfer agent or registrar before such certificate is issued,  it may be issued by the  Corporation  with the same effect as if he were such  officer, transfer agent or registrar at the date of issue.

                                Lost Certificates

Section 3.

     The board of directors may direct a new  certificate or  certificates to be issued in place of any  certificate or  certificates  theretofore  issued by the
Corporation  alleged to have been lost, stolen or destroyed,  upon the making of an affidavit  of that fact by the person  claiming  the  certificate  of capital stock to be lost,  stolen or  destroyed.  When  authorizing  such issue of a new certificate or  certificates,  the board of directors may, in its discretion and as a condition  precedent  to the  issuance  thereof,  require the owner of such
lost,   stolen  or  destroyed   certificate  or   certificates,   or  his  legal
representative,  to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any  claim  that  may be  made  against  the  Corporation  with  respect  to the certificate alleged to have been lost, stolen or destroyed.

                               Transfers of Stock

Section 4.

     Upon surrender to the  Corporation or the transfer agent of the Corporation of a certificate  for shares duly endorsed or accompanied by proper  evidence of succession,  assignation  or authority to transfer,  it shall be the duty of the
Corporation to issue a new  certificate to the person entitled  thereto,  cancel the old certificate and record the transaction upon its books.

                               Fixing Record Date

Section 5.

     In order that the  Corporation may determine the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof, or to express  consent to  corporate  action in  writing  without a meeting,  or entitled to receive payment of any dividend or other distribution,  or allotment of any rights,  or  entitled  to  exercise  any rights in respect of any change, conversion  or exchange of stock or for the purpose of any other lawful  action, the board of directors  may fix, in advance,  a record date,  which shall not be more than  sixty nor less than ten days  before the date of such  meetings,  nor more than sixty days prior to any other action.  A determination of stockholders of record  entitled to notice of or to vote at a meeting of  stockholders  shall apply to any adjournment of the meeting;  provided,  however,  that the board of directors may fix a new record date for the adjourned meeting.

                             Registered Stockholders

Section 6.

     The  Corporation  shall be entitled to recognize the  exclusive  right of a person registered on its books as the owner of shares to receive dividends,  and to vote as such  owner,  and to hold liable for calls and  assessments  a person registered  on its  books as the  owner of  shares,  and  shall  not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other  person,  whether  or not it shall  have  express or other notice thereof, except as otherwise provided by the laws of Delaware.

                         ARTICLE VII: GENERAL PROVISIONS

                                    Dividends

Section 1.

     Dividends  upon  the  capital  stock  of the  Corporation,  subject  to the provisions of the certificate of  incorporation,  if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital  stock,  subject to the provisions of any statute, the Certificate and these by-laws.

Section 2.

     Before payment of any dividend,  there may be set aside out of any funds of the  Corporation  available for dividends such sum or sums as the directors from time to time,  in their  absolute  discretion,  think  proper  as a  reserve  or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the  Corporation,  or for such other purposes as the directors  shall think  conducive  to the interest of the  Corporation,  and the directors  may modify or abolish any such  reserve in the manner in which it was created.

                                Annual Statement

Section 3.

     The board of directors  shall  present at each annual  meeting,  and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     Checks

Section 4.

     All checks or demands for money of the Corporation  shall be signed by such officer or  officers or such other  person or persons as the board of  directors may from time to time designate.

                                   Fiscal Year

Section 5.

     The fiscal year of the  Corporation  shall be as  specified by the board of directors.

                                      Seal

Section 6.

     The  corporate  seal  shall  have   inscribed   thereon  the  name  of  the
Corporation,  the  year of its  organization  and  the  words  "Corporate  Seal,
Delaware".  The seal may be used by  causing  it or a  facsimile  thereof  to be impressed or affixed or reproduced or otherwise.

                                    Contracts

Section 7.

     An Officer of the Corporation  may sign any note,  bond, or mortgage of the
Corporation in furtherance of the  Corporation's  ordinary business and in order to implement any action authorized by these by-laws.

                            ARTICLE VIII : AMENDMENTS

     In furtherance of and not in limitation of the powers conferred by statute, the board of directors  of the  Corporation  from time to time may make,  amend, alter,  change or repeal the  by-laws  of the  Corporation;  provided,  that any by-laws made, amended, altered, changed or repealed by the board of directors or the  stockholders  of  the  Corporation  may be  amended,  altered,  changed  or repealed,  and  that  any  by-laws  may  be  made,  by the  stockholders  of the
Corporation;  provided, further that Section 9 of Article II and Section 3(b) of
Article III shall not be amended,  altered,  changed or repealed by the board of directors;  and provided,  further that Section 9 of Article II and Section 3(b)
of Article  III shall only be  amended,  altered,  changed  or  repealed  by the stockholders  if the  approval of 50% of the  outstanding  shares of each of the
Corporation's  Class A  Common  Stock  and  Class B Common  Stock  is  obtained.
Notwithstanding  any other  provisions of the  Certificate of the Corporation or these  by-laws (and  notwithstanding  the fact that a lesser  percentage  may be specified by law, the Certificate or these by-laws), the affirmative vote of not less than a majority of the Aggregate Voting Power of all outstanding  shares of capital  stock  of the  Corporation  then  entitled  to vote  generally  in this election of Directors,  voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any by-laws of the Corporation.